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                                                                      Exhibit 15


                   LETTER RE: UNAUDITED FINANCIAL INFORMATION

Audit Committee of the
Board of Directors
TRW Inc.

We are aware of the incorporation by reference in the Registration Statement of TRW Inc., on Form S-8 and in the related prospectus, of our report dated
April 19, 2000 relating to the unaudited interim financial statements of TRW Inc. that is included in its Form 10-Q for the quarter ended March 31, 2000.


                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP


May 26, 2000
Cleveland, Ohio